UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2009

First Citizens Banc Corp
(Exact name of registrant as specified in its charter)

Ohio	0-25980	34-1558688
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio	44870
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 625-4121

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Board of Directors of First Citizens Banc Corp, Sandusky, Ohio has approved a quarterly dividend of seven cents per share to shareholders of record April 21, 2009, payable May 1, 2009. First Citizens Banc Corp’s affiliated companies are The Citizens Banking Company, SCC Resources, Inc., First Citizens Insurance Agency Inc., First Citizens Investments, Inc., First Citizens Capital LLC and Water Street Properties.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens Banc Corp

/s/ James O. Miller

April 10, 2009

James O. Miller
Date
President